Exhibit 99.1

CarParts.com Reports Record Fourth Quarter and Full Year 2021 Results

 Record Fourth Quarter Sales of $138.3 million, up 23%

 Record Fiscal Year Sales of $582.4 million, up 34%

8th Consecutive Quarter of Year over Year Sales Growth

TORRANCE, Calif. – March 1st, 2022 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, is reporting results for the fourth quarter and fiscal year ended January 1, 2022. The fourth quarter ending January 1, 2022 included 13 weeks versus 14 weeks in the fourth quarter ended January 2, 2021. The fiscal year ended January 1, 2022 included 52 weeks versus 53 weeks in the fiscal year ended January 2, 2021.

Fourth Quarter 2021 Summary vs. Year-Ago Quarter

●	Net sales increased 15% year over year to $138.3 million, up 23% excluding an extra week in 2020 and increased 89% on a 2-year stack.
●	Gross profit increased 14% to $47.4 million, with gross margin of 34.3%.
●	Net loss was ($5.0) million or ($0.10) per diluted share, compared to net loss of ($3.5) million or ($0.07) per diluted share.
●	Adjusted EBITDA increased to $2.6 million vs. $1.0 million.
●	Grew inventory to record $138.9 million.
●	Management reiterates long term targets of 20-25% compounded revenue growth and 8-10% EBITDA margin.

Fiscal Year 2021 Summary vs. 2020

●	Net sales increased 31% year over year to a record $582.4 million, up 34% excluding an extra week in 2020 and increased 89% on a 2-year stack.
●	Gross profit increased 27% to $197.3 million, with gross margin of 33.9%.
●	Net loss was ($10.3) million or ($0.20) per share, compared to a net loss of ($1.5) million or ($0.04) per share. The increase was primarily driven by non-cash charges.
●	Adjusted EBITDA increased to $16.8 million vs. $16.0 million.

Management Commentary

“The last 3 years have been transformational for the company,” said Lev Peker, CEO of CarParts.com. “We executed on margin expansion, revenue growth, site consolidation, technology improvements, and supply chain expansion. CarParts.com now has a strong foundation for continued rapid growth.”

“With over 300k square feet of warehouse coming online, a record amount of inventory, and an amazing team, I have never been more confident in our ability to aggressively capture share from the $300 billion auto parts industry. Between an aging car fleet and robust used car sales, we believe there are significant and enduring tail winds to our business, and we look forward to continued year over year growth in 2022 and beyond.”

Fourth Quarter 2021 Financial Results

Net sales in the fourth quarter of 2021 were $138.3 million compared to $119.7 million in the year-ago quarter. The increase was primarily driven by continued strong demand and the expanded capacity from our Grand Prairie distribution center.

Gross profit in the fourth quarter increased 14% to $47.4 million compared to $41.6 million in the fourth quarter last year, with gross margin of 34.3%.

Total operating expenses in the fourth quarter were $52.0 million compared to $44.9 million in the fourth quarter last year due to an increase in sales and investments in the business.

Net loss in the fourth quarter was ($5.0) million compared to a net loss of ($3.5) million in the fourth quarter last year. The net loss was driven primarily by an increase in non-cash charges.

Adjusted EBITDA in the fourth quarter increased to $2.6 million compared to $1.0 million in the year-ago quarter.

On January 1, 2022, the Company had no revolver debt, no outstanding trade letters of credit (“LCs”) and a cash balance of $18.1 million, compared to no revolver debt, no outstanding trade LCs and a $35.8 million cash balance at prior fiscal year-end January 2, 2021. The cash was primarily used to increase our inventory position in support of our Grand Prairie, Texas expansion and planned second quarter opening of our new Jacksonville, Florida distribution center.

During the fourth quarter and fiscal year ended January 1, 2022, the Company repurchased $0.5 million, or 40,000 shares, of its common stock through the 2021 stock repurchase program at an average price of $11.99 per share.

Conference Call

CarParts.com CEO Lev Peker and CFO/COO David Meniane will host a conference call today via an audio webcast on the Company’s website per the link below, followed by a question and answer period.

Date: Tuesday, March 1, 2022

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast at least 5-10 minutes prior to the start time to register your name and organization. The audio webcast will be archived on the Company’s website at www.carparts.com/investor.

If you are unable to join via the webcast, you may dial in to the call at 833-649-1138 (domestic) or 918-922-3112 (international) using access code 6890124. A telephone replay will also be available on the same day through March 15, 2022 at 855-859-2056 (domestic) or 404-537-3406 (international) using access code 6890124.

About CarParts.com, Inc.

With over 25 years of experience, and more than 50 million parts delivered, we’ve streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we’ve created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network, cuts out the brick-and-mortar supply chain costs and provides quality parts at a budget-friendly price.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net loss before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth and our ability to expand and improve our product offerings, and repurchases by us of outstanding shares of our common stock. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net sales	$138.26	$119.73	$582.44	$443.88
Gross profit	$47.43	$41.64	$197.28	$155.37
	34.3%	34.8%	33.9%	35.0%
Operating expense	$52.01	$44.90	$206.39	$155.07
	37.6%	37.5%	35.4%	34.9%
Net loss	$(5.00)	$(3.49)	$(10.34)	$(1.51)
	(3.6)%	(2.9)%	(1.8)%	(0.3)%
Adjusted EBITDA	$2.59	$1.03	$16.79	$16.03
	1.9%	0.9%	2.9%	3.6%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net loss	$(5,030)	$(3,488)	$(10,339)	$(1,513)
Depreciation & amortization	2,772	2,359	9,895	7,657
Amortization of intangible assets	28	27	110	102
Interest expense, net	268	241	1,089	1,694
Taxes	144	108	351	307
EBITDA	$(1,818)	$(753)	$1,106	$8,247
Stock compensation expense	$4,408	$1,787	15,685	7,778
Adjusted EBITDA	$2,590	$1,034	$16,791	$16,025

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Fiscal Year Ended
	January 1,	January 2,	December 28,
	2022	2021	2019
Net sales	$582,440	$443,884	$280,657
Cost of sales (1)	385,157	288,518	196,434
Gross profit	197,283	155,366	84,223
Operating expense	206,394	155,071	92,473
(Loss) income from operations	(9,111)	295	(8,250)
Other income (expense):
Other, net	238	213	36
Interest expense	(1,115)	(1,714)	(1,897)
Total other expense, net	(877)	(1,501)	(1,861)
Loss before income taxes	(9,988)	(1,206)	(10,111)
Income tax provision	351	307	21,437
Net loss	(10,339)	(1,513)	(31,548)
Other comprehensive gain (loss):
Foreign currency translation adjustments	93	(86)	(52)
Actuarial gain (loss) on defined benefit plan	307	(400)	(313)
Unrealized gain on deferred compensation trust assets	89	57	—
Total other comprehensive gain (loss)	489	(429)	(365)
Comprehensive loss	$(9,850)	$(1,942)	$(31,913)
Net loss per share:
Basic and diluted net loss per share	$(0.20)	$(0.04)	$(0.89)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	51,381	42,333	35,720

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Share and Per Share Data)

	January 1,	January 2,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$18,144	$35,802
Accounts receivable, net	5,015	6,318
Inventory, net	138,851	89,316
Other current assets	6,592	7,939
Total current assets	168,602	139,375
Property and equipment, net	20,736	14,742
Right-of-use - assets - operating leases, net	28,680	17,507
Right-of-use - assets - finance leases, net	15,130	12,457
Other non-current assets	2,188	2,892
Total assets	$235,336	$186,973
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$67,372	$45,302
Accrued expenses	17,517	18,190
Customer deposits	826	630
Right-of-use - obligation - operating, current	4,201	2,527
Right-of-use - obligation - finance, current	2,953	1,583
Other current liabilities	3,925	3,747
Total current liabilities	96,794	71,979
Right-of-use - obligation - operating, non-current	26,367	16,046
Right-of-use - obligation - finance, non-current	12,868	11,428
Other non-current liabilities	3,739	4,031
Total liabilities	139,768	103,484
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 52,960 and 48,091 shares issued and outstanding as of January 1, 2022 and January 2, 2021 (of which 2,565 and 2,525 are treasury stock, respectively)	56	51
Treasury stock	(7,625)	(7,146)
Additional paid-in capital	282,663	260,260
Accumulated other comprehensive gain (loss)	274	(215)
Accumulated deficit	(179,800)	(169,461)
Total stockholders’ equity	95,568	83,489
Total liabilities and stockholders' equity	$235,336	$186,973

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Fiscal Year Ended
	January 1,	January 2,	December 28,
	2022	2021	2019
Operating activities
Net loss	$(10,339)	$(1,513)	$(31,548)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	9,895	7,657	6,252
Amortization of intangible assets	110	102	100
Deferred income taxes	—	—	21,287
Share-based compensation expense	15,685	7,778	3,656
Stock awards issued for non-employee director service	23	24	19
Loss from disposition of assets	52	—	—
Amortization of deferred financing costs	18	18	1
Changes in operating assets and liabilities:
Accounts receivable	1,303	(3,650)	1,058
Inventory	(49,535)	(36,815)	(2,874)
Other current assets	1,340	(2,983)	(1,527)
Other non-current assets	551	(1,056)	166
Accounts payable and accrued expenses	22,436	8,398	9,953
Other current liabilities	374	1,120	(99)
Right-of-use obligation - operating leases - current	1,696	1,143	1,364
Right-of-use obligation - operating leases - long-term	(836)	(321)	(1,121)
Other non-current liabilities	239	1,030	190
Net cash (used in) provided by operating activities	(6,988)	(19,068)	6,877
Investing activities
Additions to property and equipment	(11,578)	(9,657)	(6,160)
Payment for intangible assets	—	(101)	—
Proceeds from sale of property and equipment	27	—	—
Net cash used in investing activities	(11,551)	(9,758)	(6,160)
Financing activities
Borrowings from revolving loan payable	131	1,415	14,626
Payments made on revolving loan payable	(131)	(1,415)	(14,626)
Proceeds from notes payable	—	4,107	257
Payments of notes payable	—	(5,333)	(130)
Repurchase of treasury stock	(524)	—	—
Payments on finance leases	(2,164)	(1,005)	(670)
Net proceeds from issuance of common stock	—	60,461	—
Statutory tax withholding payment for share-based compensation	(3)	(93)	(302)
Proceeds from exercise of stock options	3,661	4,257	460
Payment of registration costs of common stock	(68)	—	—
Preferred stock dividends paid	—	(33)	(80)
Net cash provided by (used in) financing activities	902	62,361	(465)
Effect of exchange rate changes on cash	(21)	(6)	(10)
Net change in cash and cash equivalents	(17,658)	33,529	242
Cash and cash equivalents, beginning of period	35,802	2,273	2,031
Cash and cash equivalents, end of period	$18,144	$35,802	$2,273
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$15,000	$15,508	$1,098
Right-of-use finance asset acquired	$4,975	$4,766	$947
Accrued asset purchases	$1,764	$1,822	$720
Share-based compensation expense capitalized in property and equipment	$2,159	$659	$55
Stock issued for services	$778	$—	$—
Fixed asset purchased through note payable	$—	$—	$1,919
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$88	$135	$95
Cash paid during the period for interest	$1,102	$1,834	$1,896